Exhibit 10.1

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of May 17, 2022, is made by and among HC PropTech Partners II LLC, a Delaware limited liability company (the “Sponsor”), Proptech Investment Corporation II, a Delaware corporation (“PTIC II”), RW National Holdings, LLC, a Delaware limited liability company (the “Company”), each of Jack Leeney, Courtney Robinson, Gloria Fu, Margaret Whelan and Adam Blake (collectively, the “Other Class B Shareholders”) and, together with the Sponsor, (collectively, the “Class B Shareholders”) and each of Thomas Hennessy, Joseph Beck and Daniel J. Hennessy (collectively, the “Other Insiders” and together with the Class B Shareholders, collectively, the “Insiders”). PTIC II, the Company and the Insiders shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, PTIC II, the Company and certain other Persons party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated, supplemented, modified or waived from time to time in accordance with its terms, the “Business Combination Agreement”); and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, (a) the Sponsor and each Other Class B Shareholder will agree to (i) vote all PTIC II Shares owned by him, her or it in favor of approval of the Business Combination Agreement and the transactions contemplated thereby and (ii) subject to, and conditioned upon and effective as of immediately prior to, the occurrence of the Effective Time, agree to waive any adjustment to the conversion ratio set forth in the Governing Documents of PTIC II or waive any other anti-dilution or similar protection with respect to all of the PTIC II Class B Shares held by him, her or it in connection with the transactions contemplated by the Business Combination Agreement and (b) each Insider will, subject to, and conditioned upon the occurrence of and effective as of, the Closing, terminate certain existing agreements or arrangements, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in order to induce the Company to enter into the Business Combination Agreement and in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote.

(a) Each Class B Shareholder (in his, her or its capacity as a shareholder of PTIC II and on behalf of himself, herself or itself and not the other Class B Shareholders) hereby irrevocably and unconditionally agrees, on the terms and subject to the conditions herein, to (i) vote, or cause to be voted, at any meeting of the shareholders of PTIC II (however called and whether or not adjourned (subject to the following clause (iii)), including at the PTIC II Shareholders Meeting or otherwise), and execute and return, or cause to be executed and returned, any action by written resolution of the shareholders of PTIC II, all of the PTIC II Class B Shares held of record or beneficially by such Class B Shareholder as of such time (the PTIC II Class B Shares that such Class B Shareholder holds of record or beneficially as of any determination time are hereinafter referred to, with respect to each Class B Shareholder, as the “Subject PTIC II Equity Securities”) in favor of the Transaction Proposals entitled to vote (or act by written resolution, as applicable) thereon, (ii) when such meeting is held, appear at such meeting or otherwise cause his, her or its Subject PTIC II Equity Securities entitled to vote thereon to be counted as present thereat for the purpose of establishing a quorum, (iii) vote, or cause to be voted, the Subject PTIC II Equity Securities in favor of any proposal to adjourn or postpone the PTIC II Shareholders Meeting to a later date if necessary to permit further solicitation of proxies because (A) there are not sufficient other votes for approval of the Transaction Proposals and any other proposals related thereto as set forth in the Registration Statement / Proxy Statement on the dates on which such meetings are held or (B) the PTIC II Shareholder Approval has not been obtained, (iv) vote against, or cause to be voted against, or withhold written consent, or cause written consent to be withheld, his, her or its Subject PTIC II Equity Securities with respect to, as applicable, (A) any PTIC II Acquisition Proposal, (B) any proposals which are not in direct or indirect contravention of or materially inconsistent with the Business Combination Agreement or any Ancillary Document, (C) any change in the present capitalization of PTIC II or any amendment to the Governing Documents of PTIC II, except to the extent expressly permitted under the Business Combination Agreement, (D) any liquidation or dissolution of PTIC II or (E) any other matter that would reasonably be expected to result in a breach of PTIC II’s covenants, agreements or obligations under the Business Combination Agreement, (v) not redeem any Subject PTIC II Equity Securities held by him, her or it in connection with the transactions contemplated by the Business Combination Agreement and (vi) except as agreed to in writing by the Company, not deposit any of his, her or its Subject PTIC II Equity Securities in a voting trust or subject any of his, her or its Subject PTIC II Equity Securities to any arrangement with respect to the voting of such Subject PTIC II Equity Securities.

(b) Each Class B Shareholder agrees, except in a manner not in direct or indirect contravention or breach of the Business Combination Agreement or any Ancillary Document, not to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any equity interests of PTIC II in connection with any vote or other action with respect to transactions contemplated by the Business Combination Agreement or any Ancillary Document, other than to recommend that the shareholders of PTIC II vote in favor of the Transaction Proposals, including the adoption of the Business Combination Agreement, the Ancillary Documents and the transactions contemplated thereby (and any actions required in furtherance thereof and otherwise as expressly provided in this Section 1).

(c) Each Class B Shareholder agrees (i) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law (if any) at any time with respect to the Business Combination Agreement, the Ancillary Documents and the transactions contemplated thereby and (ii) not to commence or bring in any claim challenging the validity of any provision of this Agreement.

(d) In the event of any equity dividend or distribution, or any change in the equity interests of PTIC II by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like prior to the Closing, the term “Subject PTIC II Equity Securities” shall be deemed to refer to and include the Subject PTIC II Equity Securities as well as all such equity dividends and distributions and any securities into which or for which any or all of the Subject PTIC II Equity Securities may be changed or exchanged or which are received in such transaction.

2. Waiver of Anti-dilution Protection. Each Class B Shareholder hereby (a) waives, subject to, and conditioned upon, the occurrence of the Closing (for himself, herself or itself and for his, her or its successors, heirs and assigns), to the fullest extent permitted by Law and the Governing Documents of PTIC II (including pursuant to Section 4.3(b) of the Governing Documents of PTIC II and any other anti-dilution protections set forth therein) and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections (including pursuant to Section 4.3(b) of the Governing Documents of PTIC II and any other anti-dilution protections set forth therein) with respect to the rate that the PTIC II Class B Shares held by him, her or it convert into PTIC II Class A Shares in connection with the transactions contemplated by the Business Combination Agreement or otherwise. PTIC II hereby acknowledges and agrees to such waiver.

3. Transfer of Shares.  Except as expressly contemplated by the Business Combination Agreement, with the prior written consent of the Company (such consent to be given or withheld in its sole discretion) or with respect to a Permitted Transferee (as defined in the last sentence of this Section 3), from and after the date hereof until the earlier of the date of the Closing or the termination of the Business Combination Agreement in accordance with its terms, each Class B Shareholder hereby agrees that he, she or it shall not (a) directly or indirectly sell, assign, transfer (including by operation of law), place a lien on, pledge, mortgage or otherwise dispose of or otherwise encumber any of his, her or its Subject PTIC II Equity Securities (each, a “Transfer”), (b) deposit any of his, her or its Subject PTIC II Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or execute any power of attorney with respect to any of his, her or its Subject PTIC II Equity Securities, in each case, that conflicts with any of the covenants or agreements set forth in this Agreement or (c) enter into any Contract with respect to the Transfer of any of his, her or its Subject PTIC II Equity Securities. Notwithstanding the foregoing or anything to the contrary herein, the foregoing restrictions shall not apply to any Transfer (i) to a Permitted Transferee, (ii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (iii) in the case of an individual, pursuant to a qualified domestic relations order or (iv) in the case of Sponsor, by virtue of Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; provided, that, the transferring holder shall, and shall cause any transferee of his, her or its Subject PTIC II Equity Securities of the type set forth in clauses (i) through (iv), to enter into a written agreement, in form and substance reasonably satisfactory to the Company, agreeing to be bound by the applicable provisions of this Agreement (which will include, for the avoidance of doubt, all of the applicable covenants, agreements and obligations of the transferring holder hereunder and the making by the transferee of the applicable representations and warranties of the transferring holder set forth in Section 5 as of the date of such transfer with respect to such transferee and his, her or its Subject PTIC II Equity Securities received upon such Transfer, as applicable) prior and as a condition to the occurrence of such Transfer and, from and after the entry into such written agreement, shall be deemed to be a Class B Shareholder for all purposes of this Agreement. For purposes of this Section 3, “Permitted Transferee” means, with respect to any Person, (A) any officer or director of PTIC II or any Affiliates or family members of any officer or director of PTIC II, (B) any Affiliates of such Person, (C) any direct or indirect members, partners (whether general or limited partners) or equityholders or other holders of interests of such Person or any of its Affiliates or any officers, directors or employees of such Person or any of its Affiliates, (D) if such Person is not the Sponsor, the Sponsor, any Affiliate of the Sponsor or any direct or indirect members, partners (whether general or limited partners) or equityholders or other holders of interests of the Sponsor or any of its Affiliates or any officers, directors or employees of the Sponsor or any of its Affiliates, (E) such Person’s immediate family or family member of any of such Person’s officers or directors, (F) any trust for the direct or indirect benefit of such Person or the immediate family of such Person or (G) if such Person is a trust, to the trustee or beneficiary(ies) of such trust or to the estate of a beneficiary of such trust.

4. Other Covenants.

(a) Each Insider hereby agrees to be bound by and subject to (i) Section 5.3(a) (Confidentiality and Access to Information) and Section 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if such Class B Shareholder is directly a party thereto and (ii) Section 5.2 (Efforts to Consummate; Litigation) and Section 5.5 (Exclusive Dealing) of the Business Combination Agreement to the same extent as such provisions apply to PTIC II, as if such Insider is directly party thereto. Each Class B Shareholder hereby agrees to provide to PTIC II, the Company and their respective Representatives any information in its possession or control regarding such Class B Shareholder or the Subject PTIC II Equity Securities that is reasonably requested by PTIC II, the Company or their respective Representatives and required in order for the Company and PTIC II to comply with Section 5.4 (Public Announcements) and Section 5.6 (Preparation of Registration Statement / Proxy Statement) of the Business Combination Agreement. To the extent required by applicable Law, each Class B Shareholder hereby authorizes the Company and PTIC II to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement / Proxy Statement (including all documents and schedules filed with the SEC in connection with the foregoing), such Class B Shareholder’s identity and ownership of the Subject PTIC II Equity Securities and the nature of such Class B Shareholder’s commitments and agreements under this Agreement, the Business Combination Agreement and any other Ancillary Documents; provided that such disclosure is made in compliance with the provisions of the Business Combination Agreement.

(b) Each Class B Shareholder acknowledges and agrees that the Company is entering into the Business Combination Agreement in reliance upon each Class B Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for each such Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, the Company would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement or the Ancillary Documents.

5. Class B Shareholder Representations and Warranties. Each Class B Shareholder represents and warrants to the Company as follows, solely with respect to such Class B Shareholder:

(a) Organization. If such Class B Shareholder is not an individual, it is duly organized, validly existing and in good standing (where applicable) under the Laws of the jurisdiction in which it is incorporated, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Class B Shareholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational action on the part of the Class B Shareholder. If such Class B Shareholder is an individual, such Class B Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Class B Shareholder’s obligations hereunder.

(b) Ownership of Subject PTIC II Equity Securities. As of the date hereof, such Class B Shareholder is the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, and has good and valid title to, all of such Class B Shareholder’s Subject PTIC II Equity Securities (including those set forth across from the Class B Shareholder’s name on Annex A hereto), free and clear of any Lien, or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject PTIC II Equity Securities), except (i) transfer restrictions under Securities Laws, (ii) prior to the Closing, the Governing Documents of PTIC II and (iii) this Agreement or the other Ancillary Documents. The Class B Shareholder’s Subject PTIC II Equity Securities set forth across from such Class B Shareholder’s name on Annex A attached hereto are the only securities of PTIC II owned of record or beneficially by such Class B Shareholder or such Class B Shareholder’s Affiliates, family members or trusts for the benefit of such Class B Shareholder or any of such Class B Shareholder’s family members on the date of this Agreement, except as otherwise set forth on Annex A with respect to such other Person. As of the date of this Agreement, such Class B Shareholder has the sole right to transfer and direct the voting of such Class B Shareholder’s Subject PTIC II Equity Securities and, other than with respect to the Governing Documents of PTIC II, none of such Class B Shareholder’s Subject PTIC II Equity Securities are subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject PTIC II Equity Securities, except as expressly provided herein for the benefit of PTIC II.

(c) Authority. This Agreement has been duly executed and delivered by such Class B Shareholder and, assuming the due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a legally valid and binding obligation of such Class B Shareholder, enforceable against such Class B Shareholder in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Class B Shareholder.

(d) Non-Contravention. The execution and delivery of this Agreement by such Class B Shareholder does not, and the performance by such Class B Shareholder of its obligations hereunder will not (i) result in a violation of applicable Law, except for such violations which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect upon such Class B Shareholder’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, (ii) if such Class B Shareholder is not an individual, conflict with or result in a violation of the governing documents of such Class B Shareholder, (iii) require any consent or approval that has not been given or other action (including notice of payment or any filing with any Governmental Entity) that has not been taken by any Person (including under any Contract binding upon such Class B Shareholder or the Class B Shareholder’s Subject PTIC II Equity Securities), except for (A) compliance with and filings under the HSR Act, (B) the filing with the SEC of (1) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (2) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with the Business Combination Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (C) such filings with and approvals of Nasdaq to permit the PTIC II Class A Shares and PTIC II Class B Shares to be issued in connection with the transactions contemplated by the Business Combination Agreement and the other Ancillary Documents to be listed on Nasdaq, (D) those required in connection with the PTIC II Shareholder Approval or (E) any other consents, approvals, authorizations, designations, declarations, waivers or filings where the failure to obtain such consents or to take such actions would not reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the ability of such Class B Shareholder to perform its obligations under this Agreement or the Business Combination Agreement or to consummate the transactions contemplated by this Agreement or (iv) result in the creation or imposition of any Lien on such Class B Shareholder’s Subject PTIC II Equity Securities (other than the transfer restrictions under applicable Securities Laws, the Business Combination Agreement and any other Ancillary Documents). There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Class B Shareholder is a trustee whose consent is required for either the execution and delivery of this Agreement or the consummation by such Class B Shareholder of the transactions contemplated by this Agreement that has not been obtained, except where the failure to obtain such consents or to take such actions would not reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the ability of such Class B Shareholder to perform its obligations under this Agreement or the Business Combination Agreement or to consummate the transactions contemplated by this Agreement or the Business Combination Agreement.

(e) Legal Proceedings. As of the date of this Agreement, there is no Proceeding pending against, or to the knowledge of such Class B Shareholder, threatened against such Class B Shareholder or any of its Affiliates, by or before (or that would be by or before) any Governmental Entity or arbitrator that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the ability of such Class B Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement. None of such Class B Shareholder or any of its Affiliates is subject to any Order that would reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the ability of such Class B Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement or the Business Combination Agreement.

(f)   Trusts. If such Class B Shareholder is the beneficial owner of any Subject PTIC II Equity Securities held in a trust, no consent of any beneficiary of such trust is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby or by the Business Combination Agreement.

(g) Brokers’ Fees. Except for the fees described in Section 4.4 of the PTIC II Disclosure Schedules, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from such Class B Shareholder, the Company or any of their respective Affiliates in respect of the Business Combination Agreement, this Agreement or any of the respective transactions contemplated thereby and hereby based upon any arrangement or agreement made by the Class B Shareholder.

6. Termination of Existing Lock-Up. Without limiting the terms of the Ancillary Documents, including any transfer restrictions or lock-up set forth therein, each of the Insiders (other than Daniel J. Hennessy) and PTIC II hereby agrees that, subject to, and conditioned upon and effective as of, the occurrence of the Effective Time, Section 7 of that certain Letter Agreement (“Insider Letter Agreement”), by and among PTIC II and the Class B Shareholders (other than Daniel J. Hennessy) shall be amended and restated in its entirety as follows:

“7. Reserved.”

“Each of the Parties further acknowledges and agrees, for the avoidance of doubt, that none of the Insiders shall be subject to any of the restrictions or obligations set forth in Section 7 of this Letter Agreement from and after the Effective Time.”

7. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement (i) the termination of this Agreement pursuant to Section 7(b) shall not affect any Liability on the part of any Party for a willful and material breach of any covenant or agreement set forth in this Agreement prior to such termination, (ii) without limiting the foregoing clause (iii), Sections 1, 2 and 6 and Sections 11, 14 15 and 16 (in each case, solely to the extent related to the foregoing Sections) shall each survive the termination of this Agreement pursuant to Section 7(a) and (iii) this Section 7 and Sections 8, 9, 10, 12 and 13 and Sections 11, 14, 15 and 16 (in each case, solely to the extent related to the foregoing Sections) shall survive any termination of this Agreement. For the avoidance of doubt, any section, and either Party’s liability pursuant to such section, not explicitly listed in the foregoing sentence will terminate upon the termination of this Agreement.

8. No Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and without limiting the generality of the foregoing, none of the Representatives of any Party shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein or, for the avoidance of doubt, for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein. Notwithstanding anything to the contrary in this Agreement (a) in no event shall any Insider have any obligations or Liabilities related to or arising out of the covenants, agreements or obligations of any other Insider under this Agreement (including related to or arising out of the breach of any such covenant, agreement or obligation by any other Insider) and (b) in no event shall PTIC II have any obligations or Liabilities related to or arising out of the covenants, agreements or obligations of any Insider under this Agreement (including related to or arising out of any breach of any such covenant, agreement or obligation by such Insider).

9. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary (a) each Class B Shareholder makes no agreement or understanding herein in any capacity other than in such Class B Shareholder’s capacity as a record holder and beneficial owner of Subject PTIC II Equity Securities, and not, as applicable, in such Class B Shareholder’s capacity as a director, officer or employee of PTIC II, (b) each other Insider (other than Daniel J. Hennessy) makes no agreement or understanding herein in any capacity other than in such Insider’s capacity as an “insider” for purposes of the Insider Letter Agreement and not, as applicable, in such Insider’s capacity as a director, officer or employee of PTIC II and (c) nothing herein will be construed to limit or affect any action or inaction by any Insider or any other Person (including any representative of the Sponsor) serving as a member of the board of directors (or other similar governing body) of PTIC II or as an officer, employee or fiduciary of PTIC II, in each case, acting in such Person’s capacity as a director, officer, employee or fiduciary of PTIC II.

10. No Third Party Beneficiaries. Except as set forth in Section 3 or Section 8, this Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

11. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform his, her or its respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

12. Fees and Expenses.  Except as otherwise expressly set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that, any such fees and expenses incurred by the Insiders on or prior to the Effective Time shall, in the sole discretion of the Sponsor, be allocated to PTIC II and deemed to be PTIC II Expenses.

13. No Ownership Interest.  Nothing contained in this Agreement will be deemed to vest in the Company or any of its Affiliates or PTIC II or any its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the PTIC II Shares held by any Class B Shareholder. All rights, ownership and economic benefits of and relating to the applicable PTIC II Class B Shares shall remain vested in and belong to each applicable Class B Shareholder, and the Company and PTIC II (and each of their respective Affiliates) shall have no authority to exercise any power or authority to direct any Insider in the voting of any of the PTIC II Class B Shares owned by him, her or it (if any), except as otherwise expressly provided herein with respect to the PTIC II Class B Shares owned by him, her or it (if any). Except as otherwise set forth in Section 1(a), no Class B Shareholder shall be restricted from voting in favor of, against or abstaining with respect to any other matters presented to the PTIC II Shareholders.

14. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or modified if, and only if, such amendment or modification is in writing and signed by the Parties, and any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the Party(ies) against whom such waiver is sought. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Subject to Section 10, none of this Agreement or any of the rights, interests or obligations hereunder shall be assignable by (a) an Insider without the prior written consent of PTIC II and the Company, (b) the Company without the prior written consent of the Sponsor and PTIC II or (c) PTIC II without the prior written consent of the Sponsor and the Company. Any attempted amendment or assignment of this Agreement not in accordance with the terms of this Section 14 shall be null and void ab initio.

15. Notices. Any notice, requests, claims, demands and other communications hereunder shall be sent in writing and shall be deemed to have been duly given by delivery in person, by email (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to PTIC II or any Insider, to:

c/o PropTech Investment Corporation II
3415 North Pines Way
Suite 204
Wilson, WY 83014
Attention: Joseph Beck
Email: jbeck@hennessycapitalgroup.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Douglas Ryder, P.C.
Patrick Salvo
Email: douglas.ryder@kirkland.com
patrick.salvo@kirkland.com

If to the Company, to:

c/o
RW National holdings, LLC (t/b/k/a Appreciate, Inc.)
6101 Baker Road, Suite 200
Minnetonka, Minnesota 55345
Attention: Chris Laurence
Email: claurence@renterswarehouse.com

with a copy (which shall not constitute notice) to

Winthrop & Weinstine
Capella Tower, Suite 3500
22 South Sixth Street
Minneapolis, MN 55402
Attention: Dean D. Willer; Philip T. Colton
E-mail: dwiller@winthrop.com; pcolton@winthrop.com

16. Incorporation by Reference.  Sections 9.2 (Entire Agreement; Assignment), 9.5 (Governing Law), 9.7 (Construction; Interpretation), 9.10 (Severability), 9.11 (Counterparts; Electronic Signatures), 9.15 (Waiver of Jury Trial) and 9.16 (Submission to Jurisdiction) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

PROPTECH INVESTMENT CORPORATION II

By:	/s/ Thomas D. Hennessy
Name:	Thomas D. Hennessy
Title:	Chairman, Co-Chief Executive Officer and President

By:	/s/ Joseph Beck
Name:	Joseph Beck
Title:	Co-Chief Executive Officer and Chief Financial Officer

[Signature Page to Sponsor Letter Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HC PROPTECH PARTNERS II LLC

By:	/s/ Thomas D. Hennessy
Name:	Thomas D. Hennessy
Title:	Managing Member

By:	/s/ Joseph Beck
Name:	Joseph Beck
Title:	Managing Member

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Title:	Managing Member

[Signature Page to Sponsor Letter Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

RW NATIONAL HOLDINGS, LLC

By:	/s/ Christopher Laurence
Name:	Christopher Laurence
Title:	Chief Executive Officer

[Signature Page to Sponsor Letter Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

OTHER PTIC II CLASS B SHAREHOLDERS:

/s/ Jack Leeney
Jack Leeney

/s/ Courtney Robinson
Courtney Robinson

/s/ Gloria Fu
Gloria Fu

/s/ Margaret Whelan
Margaret Whelan

/s/ Adam Blake
Adam Blake

[Signature Page to Sponsor Letter Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

OTHER INSIDERS:

/s/ Thomas D. Hennessy
Thomas D. Hennessy

/s/ Joseph Beck
Joseph Beck

/s/ Daniel J. Hennessy
Daniel J. Hennessy

[Signature Page to Sponsor Letter Agreement]

Annex A

Subject PTIC II Equity Securities as of May 17, 2022

Name	PTIC II Class A Shares	PTIC II Class B Shares
HC PropTech Partners II LLC	499,000	5,595,000
Jack Leeney	0	25,000
Courtney Robinson	0	25,000
Gloria Fu	0	25,000
Margaret Whelan	0	30,000
Adam Blake	0	25,000

Annex A